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                                  EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-8 and the related Prospectus pertaining to the Robert Whitty Stock Option Plan of Edac Corporation of our report dated March 1, 1996 (except with respect to the matter discussed in Note C, as to which the date is April 10, 1996) included in Edac Technologies Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.



                                       /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
December 16, 1996